EXHIBIT 10.14
                          EMPLOYEE SEVERANCE AGREEMENT

     This Agreement is entered into and delivered and effective as of July 1, 1997.

     WHEREAS, the Board of Directors and the Compensation Committee of The Lamaur Corporation, a Delaware corporation (the "Company"), have determined it to be in the best interests of the Company and its stockholders to provide certain key employees (the "Designated Employees") with certain protection from events that could occur in connection with certain changes of control of the Company, and

     WHEREAS,   to  accomplish  this  objective  and  encourage  the  Designated
Employees to continue employment with the Company, the Company desires to enter into this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the Company and the undersigned employee (the "Employee") hereby agree as follows:

     1. Change of Control. "Change of Control" means the occurrence of any of the following events:

     (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 35% or more of the total voting power represented by the Company's then outstanding voting securities (other than any person who owns in excess of 20% of such total voting power as of the date hereof or other than any person who acquires 35% or more of such total voting power with the approval of the Board), or any "person" is or becomes the "beneficial owner", directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities (other than any person who owns in excess of 20% of such total voting power as of the date hereof); or

     (ii) A change in the composition of the Board of Directors of the Company as a result of which fewer than a majority of the directors are "Incumbent Directors." "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for election as a director without objection to such nominations) of at least three-quarters of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of the Company); or

     (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding
immediately   prior  thereto   continuing  to  represent  (either  by  remaining
outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     2. Involuntary Termination.

     (i) "Involuntary Termination" shall mean:

     (a) a termination by the Company of the Employee's employment with the Company other than for Cause; or

     (b) a material reduction of or material variation in the Employee's duties, authority or responsibilities, relative to the Employee's duties, authority or responsibilities as in effect immediately prior to such reduction or variation, and the Employee resigns from employment with the Company in accordance with Paragraph 2(ii) below; or

     (c) a reduction by the Company in the base salary of the Employee as in effect immediately prior to such reduction, and the Employee resigns from employment with the Company in accordance with Paragraph 2(ii) below; or

     (d) a reduction by the Company in the kind or level of employee benefits, including bonuses, to which the Employee was entitled immediately prior to such reduction with the result that the Employee's overall benefits package is reduced, and the Employee resigns from employment with the Company in accordance with Paragraph 2(ii) below; or

     (e) the proposed relocation or the relocation of the Employee to a facility or a location other than the Employee's then present location, and the Employee resigns from employment with the Company in accordance with Paragraph 2(ii) below.

     (ii) For purposes of this paragraph, the Employee's resignation letter shall set forth a final day of employment which shall be not less than one week nor more than one month from the date the resignation letter is delivered to the Company. The Company shall inform the Employee in writing no later than five days from the delivery of the resignation letter if the Company does not agree that an Involuntary Termination will occur on the resignation date and the reasons for the Company's position. If the Company and the Employee do not agree that an Involuntary Termination will occur on the resignation date:

     (a) the burden of proving that an Involuntary Termination will not occur shall be on the Company;

     (b) the Employee may withdraw the resignation letter until a determination is made that an Involuntary Termination will occur, and the Employee shall be entitled to continue his employment as in effect at the time the Employee delivered the resignation letter to the Company until a determination regarding Involuntary Termination is made under Paragraphs 2(ii) and 10 hereof (subject to the Company's right to terminate the Employee's employment with the Company under Paragraph 2(i)(a)); and

     (c) the determination whether an Involuntary Termination has occurred shall be made based upon the facts and circumstances at the time the Employee delivered the resignation letter to the Company and shall be made in accordance with Paragraph 10 hereof.

A pending dispute or arbitration under this Paragraph shall not prevent an Involuntary Termination occurring as a result of other action or inaction by the Company.

     3. Cash Severance Payment and Other Benefits. In the event of a Change of Control and an Involuntary Termination of the Employee within 24 months of such Change of Control, then as of the date of such Involuntary Termination:

     (i) the Company shall pay in cash to the Employee on the date of the Involuntary Termination an amount equal to one and one-half times the Employee's most recent annual full-time base compensation in effect prior to such Change of Control; and

     (ii) the Company shall provide at the Company's expense medical, dental and basic life insurance (one times base annual compensation) no less favorable than such insurance in effect for the Employee and dependents during his or her most recent full time period of employment prior to the Change of Control, for a period equal to the shorter of eighteen months from end of the month in which the Involuntary Termination occurs or the date such Employee becomes covered under another insurance plan as a result of obtaining new employment. For the purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the qualifying event for the Employee and his or her covered dependents shall be the date upon which this Company-paid coverage terminates; and.

     (iii) the Company shall pay in cash to the Employee an amount equal to 25% the Employee's most recent annual full-time base compensation in effect prior to such Change of Control provided that such Employee's principal place of residence at any time within twenty-four months from the Involuntary Termination changes from the principal place of residence in effect immediately prior to the Involuntary Termination and further provided that the payment under this paragraph shall be reduced by the amount of any moving expenses paid by a new employer of Employee; and.

     (iv) at the option of the Employee within six months from the Involuntary Termination, borrow from the Company the principal sum equal to one and one-half times the Employee's most recent annual full-time base compensation in effect immediately prior to such Change of Control at the lowest rate of interest permitted by Internal Revenue Service Rules to avoid the imputation of income. The loan shall be unsecured, be full recourse to the Employee, be due and payable two years from the date of the Involuntary Termination, and be made pursuant to the form of Promissory Note attached hereto as Exhibit A.

If a dispute arises under Paragraph 2 whether an Involuntary Termination will occur, then the payments and benefits under this Paragraph shall be payable to the Employee upon an Involuntary Termination even if that Involuntary Termination occurs more than 24 months from the date of the Change of Control.

     4. Cause. "Cause" shall mean:

     (i) any willful act of personal dishonesty, fraud or misrepresentation taken by the Employee in connection with his or her responsibilities as an employee which was intended to result in substantial gain or personal enrichment of the Employee; or

     (ii) Employee's conviction of a felony on account of any act which was materially and demonstrably injurious to the Company; or

     (iii) the Employee's willful and continued failure to substantially perform his or her principal duties and obligations of employment (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not remedied in a reasonable period of time after receipt of written notice from the Company. For the purposes of this Section, no act or failure to act shall be considered "willful" unless done or omitted to be done in bad faith and without reasonable belief that the act or omission was in or not opposed to the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done or omitted to be done in good faith and in the best interests of the Company. Notwithstanding anything herein to the contrary, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors of the Company at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee with Employee's counsel to be heard before the Board) finding that in the good faith opinion of the Board the Employee was properly terminated for Cause.

     5. Voluntary Resignation; Termination for Cause. If the Employee's continuous status as an employee of the Company terminates by reason of the Employee's voluntary resignation (and not Involuntary Termination) or if the Employee's continuous status as an employee of the Company is terminated for Cause, in either case prior to a Change of Control and an Involuntary Termination, then the Employee shall not be entitled to receive the severance payment and other benefits.

     6. Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger or consolidation) shall assume the obligations under this Agreement and agree expressly to perform the obligations in the absence of a succession.

     7. Successors. The terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     8. Modification Waiver. No provision of this Agreement shall be modified or waived unless the modification or waiver is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee).

     9. Entire Agreement. This Agreement represents the entire agreement of the parties hereto with respect to the subject matter thereof.

     10. Choice of Law, Arbitration. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of {Minnesota/California}. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the County of {Hennepin, Minnesota/Marin, California}, by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company shall bear all costs and expenses arising out of or in connection with any arbitration pursuant to this Section 10, including, without limitation, attorneys' fees and costs of counsel to Employee. The Company shall not be entitled to recover any costs or expenses arising out of or in connection with any arbitration pursuant to this Section 10 from the Employee, including, without limitation, attorneys' fees and costs of counsel, even if the Company prevails in the arbitration.

     11.  No  Employment  Agreement.  This  Agreement  shall not  constitute  an employment agreement. The Employee's employment with the Company shall constitute employment "at will," unless otherwise provided in some other written agreement between the Company and Employee.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth above.

THE LAMAUR CORPORATION                       EMPLOYEE


By____________________________               ______________________________
Don G. Hoff
Chairman of the Board and
Chief Executive Officer

                    EXHIBIT A TO EMPLOYEE SEVERANCE AGREEMENT

                                PROMISSORY NOTE


$________                       {Friley, Minnesota/Mill Valley, California}
                                ____________, 19__

For value received, the undersigned promises to pay to The Lamaur Corporation, a Delaware corporation (the "Company"), the principal sum of $__________, together with interest on the unpaid principal hereof from the date hereof at the rate of ___%, compounded annually.

Principal and interest shall be due and payable on (the date two years from the date of the Involuntary Termination). Payments shall be made in lawful money of the United States of America.

The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

The holder of this Note shall have full recourse against the undersigned.

Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

The validity, interpretation, construction and performance of this Note shall be governed by the laws of the State of {Minnesota/California}.




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